THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.  NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

$2,000,000.00
Date: July 2, 2021

CLEARONE, INC.
PROMISSORY NOTE

FOR VALUE RECEIVED, CLEARONE, INC., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of Edward D. Bagley or his registered assigns (the “Holder”), the principal sum of Two Million Dollars $(2,000,000.00), on the earlier to occur of (i) the second business day following the date on which the Company receives its U.S. federal income tax return refund payment from the U.S. Internal Revenue Service, or (ii) October 1, 2021 (the “Maturity Date”), and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof.  In addition, the Company shall pay to the order of the Holder interest on any principal, interest or other amount payable hereunder that is not paid in full when due (whether at the time of any stated interest or principal payment date, at maturity or by prepayment, acceleration or declaration or otherwise) for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate per annum equal to five percent (5%) above the Interest Rate (as defined herein)(but in no event in excess of the maximum rate permitted under applicable law) (the “Default Rate”).

Interest payable under this Note shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

Payments of principal and interest shall be made in lawful money of the United States of America to the Holder in accordance with Section 7 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in Section 7.

1.                   Definitions.  In addition to the terms defined elsewhere in this Note, the following terms have the meanings indicated:

“Applicable Law” means all laws, rules and regulations applicable to the person, conduct, transaction, covenant, document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Authority, and all orders, judgments and decrees of all courts and arbitrators.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York or Utah are authorized or required by law or executive order to close.

“Change of Control” means the occurrence of any of the following:

(a)     The acquisition by any person or any group of persons (other than by the Holder or any of the Holder’s affiliates) of record or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of (i) the capital stock of the Company (as determined on a fully-diluted basis) or (ii) the combined voting power of the then-outstanding voting securities of the Company (the “Outstanding Company Voting Securities”);

(b)     Consummation by the Company or any of its subsidiaries of a merger, consolidation, combination, reorganization, or sale of capital stock, or an exchange of the capital stock of the Company for the capital stock of any other person or persons whether in one or a series of related transactions (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of the then outstanding shares of voting capital stock of the purchasing or surviving entity in such Business Combination, in substantially the same proportions as its ownership immediately prior to such Business Combination, of the Outstanding Company Voting Securities and (ii) at least a majority of the members of the board of directors (or equivalent governing body) of the purchasing or surviving entity in such Business Combination were members of the Company’s or such subsidiary’s board of directors (or equivalent governing body) at the time of the execution of the initial agreement, or of the action of the Company’s or such subsidiary’s board of directors (or equivalent governing body), providing for such Business Combination;

(c)     A sale, assignment, lease, conveyance, exchange, transfer, sale-leaseback or other disposition of more than 50% of the assets of the Company, whether in one or a series of related transactions (excluding ordinary course inventory sales, financing arrangements associated with inventory or receivables, and any other dispositions that would not result in a Material Adverse Effect);

(d)     Approval by the board of directors (or equivalent governing body) of the Company of:

(i)     a liquidation or dissolution of the Company;

(ii)     the sale or disposition of all or substantially all of the assets of the Company;

(iii)     the merger of consolidation of the Company with or into another person (excluding mergers for the purpose of reorganizations or changing the corporate domicile of the Company that do not result in a change in the Outstanding Company Voting Securities in the surviving entity as compared to the Company prior to effecting such transaction); or

(iv)     The exchange of the capital stock of the Company for the capital stock of any other person or persons. or

 (e)     The occurrence of a “change of control” and/or “change of control event” (or any comparable term) as defined in the Company’s Charter Documents.

 “Charter Documents” means the articles or certificate of incorporation or formation (as applicable), the bylaws or operating or limited liability company agreement (as applicable), and other similar organizational and governing documents of the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Event of Default” has the meaning set forth in Section 6.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, including, without limitation, any federal, state or local public utility commission, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Interest Rate” means a fixed annual rate of eight percent (8.0%).

“Material Adverse Effect” means individually or in the aggregate (a) a material adverse condition, event, occurrence or development related to, or material adverse change or effect on, the assets, business, properties, liabilities, results of operations, cash flows or financial condition of the Company, (b) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company of this Note, or (ii) the rights, remedies and benefits (taken as a whole) available to, or conferred upon, the Holder under this Note, or (c) a material adverse effect on the ability of the Company to perform its obligations under this Note.

 “Original Issue Date” means July 2, 2021.

“Solvent” means, with respect to the Company that (a) the fair value of the Company’s assets and properties exceeds the fair value of the Company’s aggregate liabilities (including contingent and unliquidated liabilities), (b) after giving effect to the proceeds of the loan to the Company evidenced by this Note, the Company will not be left with unreasonably small capital, and (c) after giving effect to the proceeds of the loan evidenced by this Note, the Company is able to both service and pay its liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

2.                   Interest. The Company shall pay interest to the Holder on the then outstanding principal amount of this Note at a fixed rate per annum equal to the Interest Rate.  Interest shall be payable monthly in arrears in cash on the last day of each month, except if such day is not a Business Day in which case such interest shall be payable on the next succeeding Business Day (each, an “Interest Payment Date”).  The first Interest Payment Date shall be July 31, 2021 and shall be pro-rated for the number of days elapsed from the Original Issue Date through July 31, 2021.

3.                   Ranking and Covenants. This note shall be subordinate in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise, to the series of notes issued by the Company pursuant to that certain note purchase agreement dated as of December 8, 2019 by and between the Company and the Holder.

4.                   Registration of Notes.  The Company shall register this Note upon records to be maintained by the Company for that purpose (the “Note Register”) in the name of each record holder thereof from time to time.  The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.

5.                   Registration of Transfers and Exchanges.  Subject to compliance with applicable federal and state securities laws, this Note and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof; provided, however, that the transferee shall agree in writing to be bound by the terms and subject to the conditions of this Note.  The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein.  Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note.  This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

6.                   Events of Default. An “Event of Default” shall occur hereunder upon:

(a)            Failure of the Company to pay the principal of this Note (or any installment thereof) as and when due (whether at a scheduled installment date or maturity, upon acceleration or otherwise), or failure of the Company to pay within three (3) Business Days after the same shall become due any interest upon this Note.

(b)            The Company shall (i) file or consent to the entry of an order for relief with respect to it under any federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, administrator, liquidator or similar official for it or any substantial part of its properties, (iv) institute any proceeding seeking an order for relief under any federal, state or foreign bankruptcy, insolvency, receivership, administration, liquidation or similar law as now or hereafter in effect seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any such law relating to bankruptcy, insolvency or reorganization or relief of debtors, fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it or file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) dissolve, wind up or liquidate, (vi) take any corporate, organizational or similar action to authorize or effect any of the foregoing actions set forth in this Section 6(b), (vii) fail to contest in good faith any appointment or proceeding described in Section 6(b), (viii) not be Solvent, or (ix) admit in writing its inability to pay its debts generally as they become due.

(c)            Without the application, approval or consent of the Company, a receiver, trustee, examiner, liquidator, administrator, or similar official shall be appointed for the Company or any substantial part of its properties, or a proceeding described in Section 6(b) shall be instituted against the C and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

(d)            Any court, government, or Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of, all or any material portion of the properties of the Company.

(e)            The Company shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money aggregating in excess of $500,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

(f)             The occurrence of a Change of Control.

(g)            The occurrence of a Material Adverse Effect.

(h)            The Company shall be enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business.

(i)              The Company or any member of the senior management thereof shall be indicted for, convicted of or found culpable of a felony under Applicable Law that would reasonably be expected to materially and adversely impair (A) the ability of the Company to operate its business, (B) the ability of the Company to make any payments of principal or Interest on this Note, or (C) any rights or remedies of the Holder under this Note.

(j)              Except as otherwise expressly permitted hereunder, the Company shall (i) take any action, or shall make a determination, whether or not yet formally approved by the Company’s management or board of directors (or equivalent governing body), to (A) suspend the operation of all or a material portion of its business in the ordinary course, (B) suspend the payment of any material obligations in the ordinary course, or (C) employ an agent or other third party to conduct a wind-down of any material portion of its business or (ii) be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any part of its business unless such order would not have a Material Adverse Effect.

(k)            Any arbitration, action, claim, suit, litigation or proceeding before any court or any Governmental Authority shall have been commenced or threatened by the Company against the Holder or any of its affiliates.

Notices.  Any and all notices or other communications or deliveries hereunder (including any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 7 prior to 5:00 p.m. (Salt Lake City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 7 on a day that is not a Business Day or later than 5:00 p.m. (Salt Lake City time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery.  The address and facsimile number of a party for such notices or communications shall be as set forth herein below unless changed by such party by two (2) Business Days’ prior notice to the other party in accordance with this Section 7. All notices, demands and other communications provided for or permitted hereunder shall be made as follows:

(a)          if to Holder:

Edward D. Bagley

2350 Oak Hill Drive

Salt Lake City, Utah 84121

Email: dal.bagley@comcast.net

(b)          if to the Company:

ClearOne, Inc.

5225 Wiley Post Way, Suite 500

Salt Lake City, Utah 84116

Email: Zee.Hakimoglu@clearone.com

Telephone: (801) 303-3385

Attention: Zeynep Hakimoglu, Chief Executive Officer

With a copy (which shall not constitute notice) to:

Seyfarth Shaw

700 Milam Street, Suite 1400

Houston, TX 77002

Email: mdunn@seyfarth.com

Telephone: (713) 238-1817

Attention: Michael Dunn

7.                   Miscellaneous.

(a)            This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Subject to the restrictions on transfer set forth herein, this Note may be assigned by the Holder.  The Company shall not be permitted to assign this Note absent the prior written consent of the Holder.

(b)            Except as expressly set forth herein, nothing in this Note shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause under this Note.

(c)            THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

(d)            This Note shall be governed by and construed under the law of the State of Utah, without giving effect to the conflicts of law principles thereof.  The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Utah located in Salt Lake County and the United States District Court for the District Utah for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note.  The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(e)            If action is instituted to collect on this Note, the Company promises to pay all reasonable costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.  The Company shall pay the reasonable attorneys’ fees incurred by the Holder in connection with any amendment to, or waiver of, this Note.

(f)             In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(g)            This Note constitutes the entire agreement of the parties with respect to the subject matter hereof.  No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the Holder.  Any waiver executed by the Holder shall be binding on the Company and any assignee of this Note.  No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

CLEARONE, INC.

By:	/s/ Zeynep Hakimoglu
Name: Zeynep Hakimoglu
Title: Chair, President & CEO

Acknowledged and Agreed to by:

Edward D. Bagley

/s/ Edward D. Bagley

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